NEWS RELEASE
For Immediate Release
Investor Relations    Media
Contact: Paul McDonough    Carmen Duarte
Phone: 952.852.6020    781.332.7268
Email: ir@onebeacon.com    cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $11.15 BOOK VALUE PER SHARE

HAMILTON, Bermuda (April 29, 2013) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $11.15, an increase of 6.9% for the first quarter, including dividends.
OneBeacon CEO Mike Miller said, “I am very pleased with our strong start to the year. Our loss ratio continues to reflect our underwriting discipline, and our expense ratio was a couple of points lower than our current annualized run rate. While net written premiums were down due to our exit from the collector car and energy businesses, we grew our ongoing business by 2%. We are making progress on the sale of the runoff business that we expect to close later this year. As we look out into the year, our newer segments are well positioned to make contributions, our balance sheet remains strong and we will continue to look for new specialty opportunities.”
For the first quarter of 2013, the company reported $69 million of comprehensive income, or $0.72 per share, compared to comprehensive income of $44 million, or $0.46 per share, for the first quarter of 2012. The first quarter 2013 operating income was $49 million, or $0.52 per share, compared to $34 million, or $0.36 per share for the first quarter of last year. Included in the first quarter comprehensive income and operating income is a $15 million after-tax gain, or $0.16 per share, from the previously announced sale of Essentia Insurance Company. Operating income is a non-GAAP financial measure, which is explained later in this release.
Insurance Operations: OneBeacon's combined ratio was 88.3% for the first quarter of 2013 compared to 89.1% for the first quarter of 2012. The decrease in the combined ratio in the quarter was primarily due to lower acquisition expenses associated with the exit from the collector car and boat business as of January 1, 2013, partially offset by a slight increase in non-catastrophe losses. The first quarters of 2013 and 2012 each included 1 point of favorable loss reserve development.
First quarter net written premiums were $265 million, a decrease of 13% compared to the first quarter of 2012, which totaled $303 million. The variance reflects a $42 million decline related to the company's exit from the collector car and boat and energy businesses. Excluding the premiums written in the first quarter of 2012 by the exited businesses, first quarter 2013 net written premiums increased by 2%.
Investment Results: OneBeacon's first quarter total return on invested assets was 1.5% compared to 1.7% for the first quarter of 2012. These pre-tax results included net realized and unrealized investment gains of $28 million and net investment income of $9 million in 2013, compared to net realized and unrealized investment gains of $30 million and net investment income of $15 million for the first quarter of 2012. The average market value of invested assets was $2.3 billion in the first quarter of 2013 as compared to $2.7 billion in the first quarter of 2012.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon's underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon's solutions target ocean and inland marine; entertainment, sports and leisure; group accident; public entities; technology; tuition refund; professional liability; environmental; excess property; programs; and commercial surety. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon's news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	March 31,	December 31,	March 31,
	2013	2012	2012
Assets
Investment securities:
Fixed maturity investments	$1,564.1	$1,593.3	$1,831.9
Short-term investments	214.4	232.8	306.1
Common equity securities	296.3	259.0	281.5
Convertible fixed maturity investments	38.5	62.6	80.1
Other investments	144.3	143.8	155.9
Total investment securities	2,257.6	2,291.5	2,655.5
Cash	99.4	43.9	87.0
Reinsurance recoverables	108.2	110.6	2,134.9
Premiums receivable	227.4	225.6	254.5
Deferred acquisition costs	109.6	123.9	117.9
Net deferred tax asset	116.5	137.8	82.1
Investment income accrued	10.4	12.1	11.3
Accounts receivable on unsettled investment sales	26.6	2.1	1.8
Other assets	225.0	227.2	283.5
Assets held for sale (1)	2,155.2	2,226.8	—
Total assets	$5,335.9	$5,401.5	$5,628.5

Liabilities
Loss and loss adjustment expense reserves	$1,010.3	$1,000.0	$3,249.6
Unearned premiums	551.0	573.8	557.9
Debt	274.7	274.7	269.8
Accounts payable on unsettled investment purchases	12.5	6.2	61.0
Other liabilities	265.9	302.7	337.5
Liabilities held for sale (1)	2,155.2	2,226.8	—
Total liabilities	4,269.6	4,384.2	4,475.8

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,019.9	1,019.1	1,016.6
Retained earnings	57.6	9.2	132.5
Accumulated other comprehensive loss, after tax:
Other comprehensive income and loss items	(13.7)	(13.8)	(10.7)
Total OneBeacon's common shareholders' equity	1,063.8	1,014.5	1,138.4

Total noncontrolling interests	2.5	2.8	14.3
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,066.3	1,017.3	1,152.7
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$5,335.9	$5,401.5	$5,628.5

(1)	Assets and liabilities being sold as part of the Runoff Transaction are presented separately in the March 31, 2013 and December 31, 2012 consolidated balance sheets.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012 (1)
Revenues
Earned premiums	$286.5	$271.8
Net investment income	9.4	14.7
Net realized and unrealized investment gains	28.4	29.8
Net other revenues	24.0	0.1
Total revenues	348.3	316.4
Expenses
Loss and loss adjustment expenses	148.9	136.4
Policy acquisition expenses	54.8	58.1
Other underwriting expenses	49.3	47.5
General and administrative expenses	4.0	2.7
Interest expense on debt	3.2	4.1
Total expenses	260.2	248.8
Pre-tax income from continuing operations	88.1	67.6
Income tax expense	(19.8)	(13.5)
Net income from continuing operations	68.3	54.1
Income (loss) from discontinued operations, net of tax (2)	0.5	(9.5)
Net income including noncontrolling interests	68.8	44.6
Less: Net income attributable to noncontrolling interests	(0.4)	(0.6)
Net income attributable to OneBeacon's common shareholders	68.4	44.0
Change in other comprehensive income and loss items	0.1	0.2
Comprehensive income attributable to OneBeacon's common shareholders	$68.5	$44.2
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted (3)
Net income from continuing operations per share	$0.71	$0.56
Loss from discontinued operations, net of tax, per share	—	(0.10)
Net income attributable to OneBeacon's common shareholders per share	$0.71	$0.46

Weighted average number of common shares outstanding (3)	94.5	94.4

(1)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

(2)
Results for the Runoff Business are reported as discontinued operations for all periods presented. Results of AutoOne are reported as discontinued operations for the three months ended March 31, 2012. The AutoOne transaction closed in February 2012.

(3)	Earnings per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

For the Three Months Ended March 31, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$153.7	$132.8	$—	$286.5
Loss and loss adjustment expenses	(78.6)	(70.3)	—	(148.9)
Policy acquisition expenses	(30.4)	(24.4)	—	(54.8)
Other underwriting expenses	(24.3)	(25.0)	—	(49.3)
Underwriting income	20.4	13.1	—	33.5
Net investment income	—	—	9.4	9.4
Net realized and unrealized investment losses	—	—	28.4	28.4
Net other revenues	0.3	0.2	23.5	24.0
General and administrative expenses	—	(0.6)	(3.4)	(4.0)
Interest expense on debt	—	—	(3.2)	(3.2)
Pre-tax income	$20.7	$12.7	$54.7	$88.1

For the Three Months Ended March 31, 2012
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$144.7	$127.1	$—	$271.8
Loss and loss adjustment expenses	(71.9)	(64.5)	—	(136.4)
Policy acquisition expenses	(34.9)	(23.2)	—	(58.1)
Other underwriting expenses	(21.8)	(25.7)	—	(47.5)
Underwriting income	16.1	13.7	—	29.8
Net investment income	—	—	14.7	14.7
Net realized and unrealized investment gains	—	—	29.8	29.8
Net other revenues (expenses)	0.2	0.1	(0.2)	0.1
General and administrative expenses	—	(0.3)	(2.4)	(2.7)
Interest expense on debt	—	—	(4.1)	(4.1)
Pre-tax income	$16.3	$13.5	$37.8	$67.6

(1)
Specialty Products includes the results of A.W.G. Dewar, OneBeacon Professional Insurance, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, and Collector Cars and Boats, which was sold on January 1, 2013.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks, and OneBeacon Energy Group, which is no longer being actively written.

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended March 31, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$123.9	$141.2	$265.1
Earned premiums	$153.7	$132.8	$286.5

Underwriting Ratios
Loss and loss adjustment expenses	51.2%	52.9%	52.0%
Expense	35.5%	37.2%	36.3%
Combined Ratio	86.7%	90.1%	88.3%

Three Months Ended March 31, 2012
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$162.9	$140.1	$303.0
Earned premiums	$144.7	$127.1	$271.8

Underwriting Ratios
Loss and loss adjustment expenses	49.8%	50.7%	50.2%
Expense	39.2%	38.5%	38.9%
Combined Ratio	89.0%	89.2%	89.1%

(1)
Results for AutoOne and Runoff Business are reported as discontinued operations in a single financial statement caption outside of underwriting income for all periods presented. The AutoOne transaction closed in February 2012.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	March 31,	December 31,	March 31,
	2013	2012	2012
Numerator
OneBeacon's common shareholders' equity	$1,063.8	$1,014.5	$1,138.4

Denominator
Common shares outstanding	95.4	95.4	95.4

Book value per share	$11.15	$10.63	$11.93

Change in book value per share, including dividends, in the quarter	6.9%

Change in book value per share, including dividends, in the last twelve months
on an IRR basis (1)	0.5%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE (LOSS) INCOME, NET (LOSS) INCOME AND OPERATING INCOME FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2012	2013
Comprehensive income attributable to OneBeacon's common shareholders	$68.5	$44.2	$2.2

Net income attributable to OneBeacon's common shareholders	$68.4	$44.0	$5.2

Weighted average number of common shares outstanding (1)	94.5	94.4	94.4

Net income attributable to OneBeacon's common shareholders per share	$0.71	$0.46	$0.06

Net income attributable to OneBeacon's common shareholders	$68.4	$44.0	$5.2
Less:
Net realized and unrealized investment gains and losses	(28.4)	(29.8)	(54.3)
Tax effect on net realized and unrealized investment gains and losses	9.9	10.4	19.0
(Income) loss from discontinued operations, net of tax	(0.5)	9.5	14.3
Loss from sale of discontinued operations, net of tax	—	—	91.0
Operating income (2)	$49.4	$34.1	$75.2

Weighted average number of common shares outstanding (1)	94.5	94.4	94.4

Operating income per share (2)	$0.52	$0.36	$0.80

(1)	Operating (loss) income per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

(2)	Represent non-GAAP financial measures. See discussion of Non-GAAP financial measures.

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE AND OPERATING RETURNS FROM CONTINUING OPERATIONS ON AVERAGE EQUITY
($ in millions)
(Unaudited)

				Twelve Months Ended March 31, 2013
Numerator:
[A]	Comprehensive loss attributable to OneBeacon’s common shareholders			$2.2

[B]	Operating income (1)			$75.2
		As of March 31, 2013	As of Mar 31, 2012	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,063.8	$1,138.4	$1,101.1
	Less:
	Net unrealized gains and losses and net foreign currency gains and losses on investments (2)	(124.3)	(111.9)
	Tax effect on net unrealized gains and losses and net foreign currency gains and losses on investments	43.5	39.2
	Accumulated other comprehensive loss, after tax	13.7	10.7
[D]	Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains and losses, after tax, and accumulated other comprehensive loss (1)	$996.7	$1,076.4	$1,036.6
Returns:
	Comprehensive return on average OneBeacon's common shareholders' equity [ A / C ]			0.2%

	Operating return on average adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains and losses, after tax, and accumulated other comprehensive loss [ B / D ]			7.3%

(1)	Represent non-GAAP financial measures. See discussion of Non-GAAP financial measures.

(2)
Net unrealized gains and losses and net foreign currency gains and losses on investments as of March 31, 2013 and 2012 include unrealized gains and losses on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses, income (loss) from discontinued operations, loss from sale of discontinued operations, and the related tax effects, from net income attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and unrealized investment gains and losses which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income attributable to OneBeacon's common shareholders to operating income is included on page 9.

Operating income per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income attributable to OneBeacon's common shareholders to operating income is included on page 9. The calculation of operating income per share is also included on page 9.

Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and losses and net foreign currency gains and losses on investments, after tax, and AOCI/L, after tax, from OneBeacon's common shareholders' equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and losses and net foreign currency gains and losses on investments and other comprehensive income and loss items when analyzing certain performance measures. The reconciliation of OneBeacon's common shareholders' equity, the most closely comparable GAAP measure, to adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains and losses, after tax, and AOCI/L, after tax, is included on page 10.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon's:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	the continued availability and cost of reinsurance coverage;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and agents;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•
the risks that are described from time to time in OneBeacon's filings with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on the Form 10-K for the fiscal year ended December 31, 2012 filed February 28, 2013.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.